FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                              Tasker Capital Corp.
             (Exact name of registrant as specified in its charter)

           NEVADA                     333-122383               88-0426048
           ------                     ----------               ----------
 State or other Jurisdiction         (Commission             (IRS Employer
      of Incorporation               File Number)         Identification Number)

                      100 MILL PLAIN RD, DANBURY, CT 06811
            --------------------------------------------- ----------
               (Address of principal executive offices) (Zip Code)


        -----------------------------------------------------------------
        Registrant's telephone number, including area code (203) 546-3555

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On February 22, 2005, Tasker Capital Corp. (OTC Bulletin Board: TKER), entered into a letter of intent relating to the purchase, through a stock and cash transaction, of certain assets of pHarlo Citrus Technologies ("pHarlo"), Indian River Labs ("IRL"), and Coast to Coast Labs. The completion of the transaction is subject to approval by Tasker's Board of Directors, completion of satisfactory due diligence by Tasker, and the negotiation of definitive transaction documents. Tasker began its business due diligence late in the fourth quarter of 2004 and legal due diligence has recently commenced, both of which are expected to be completed over the next several weeks.

Tasker currently has a number of exclusive license agreements with pHarlo to market its patented technology. Tasker currently has agreements with IRL under which IRL manufactures certain core ingredients for Tasker and performs certain lab tests. Tasker has no material relationship with Coast to Coast Labs, other than in respect of the material definitive agreement.

Under the terms of the Letter of Intent, negotiations for which began late in the fourth quarter of 2004, Tasker will pay cash totaling $2,178,000 and options to purchase a total of 19,670,000 shares of Tasker common stock (potential proceeds from the exercise of the options are estimated at $4,917,500). Tasker will also assume up to $5,310,900 of tax liabilities of the selling parties. The majority of the options will vest over a two year period, but could vest earlier if certain revenue growth milestones are achieved or if other events occur, such as the departure from the Company of certain key executives. The balance of the options will vest at the closing of the transaction, should it occur. In addition, Tasker has offered two-year contracts to each of IRL's, Coast to Coast's and pHarlo's employees at agreed upon salaries to ensure their continued participation. As part of the proposed acquisition, Tasker will secure the rights to a number of new product areas that it believes offers significant upside potential and may potentially strengthen Tasker's relationships with targeted customers. Additionally, the proposed transaction would include the rights to develop pHarlo's water treatment technology, which Tasker would market to municipalities and water supply companies, worldwide.

Item 9.01.  Financial Statements and Exhibits.

(c)   99 Press Release dated February 22, 2005, issued by Tasker Capital Corp.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TASKER CAPITAL CORP.
                                        (Registrant)


                                        By: /s/ Robert D. Jenkins
                                           -------------------------------------
                                           Robert D. Jenkins
                                           Chief Financial Officer

Dated: February 28, 2005

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                                  Exhibit Index

99    Press Release dated February 22, 2005, issued by Tasker Capital Corp.